Exhibit 4.2
EXHIBIT B
SUBSCRIPTION AGREEMENT
IMPORTANT:
This document contains significant investment representations.
Please read it carefully before signing.

Return to:	Digitiliti, Inc.
266 E. 7th Street, 4th Floor
St. Paul, MN 55101
Attention: Roy Bauer
I,                                                              [please print or type name of individual/entity subscriber] (the “Holder”) desire to take the actions as described below upon the terms and conditions set forth below and as described in the Letter to Holders of Notes and Warrants dated May  _____, 2010, including exhibits (collectively, the “Letter”), from Digitiliti, Inc. (the “Company”).
WHEREAS, the Company issued to the Holder a certain Convertible Note (“Note”) in connection with a private placement of 12% Convertible Notes (“Private Placement”). The Holder subsequently converted the Note into shares of the Company’s common stock.
WHEREAS, in connection with the Note and the Private Placement, the Company issued to the Holder the outstanding Warrant(s) as described on Appendix A (collectively, the “Warrant”).
1. Exercise of Warrant. Pursuant to the terms of the Letter, I hereby irrevocably elect to exercise the Warrant (“Exercise”) to purchase the number of shares of common stock of the Company indicated below at an amended exercise price of $.20 per share (“Revised Exercise Price”). The Revised Exercise Price reflects an amendment to the existing exercise price of the Warrant pursuant to the Letter, but only to the extent the Warrant is hereby exercised. If I do not exercise my Warrant in full, I acknowledge that the existing exercise price of the Warrant will continue in effect as to the remainder of the Warrant.

Number of Warrant shares being exercised	_____ shares of common stock

Aggregate Revised Exercise Price	$
I am enclosing a check payable to “Digitiliti, Inc.” or making arrangements for a wire transfer to the Company for the Aggregate Revised Exercise Price.
2. Instructions for Subscription Process. I acknowledge that the Incentive Offer, as defined in the Letter, is available for a limited time and that I must return this Subscription Agreement, completed and signed, along with the original Warrant being Exercised and payment of the Aggregate Revised Exercise Price to the Company for receipt no later than on or before Wednesday, June 23, 2010.

3. I acknowledge that the Incentive Offer described in the Letter may be terminated or modified by the Company in its sole discretion. I further acknowledge that this Subscription Agreement is contingent upon acceptance by the Company, and that the Company has the right to accept or reject this Subscription pursuant to the terms in the Letter.
4. I acknowledge that I have received and reviewed the Letter, and have been given access to and am familiar with current information about the Company (specifically including risk factors affecting the Company and its current financial information, which are available on the Company’s website and in its annual, quarterly and current reports, proxy statements and other information filed with the Securities and Exchange Commission (“SEC”) and available free of charge at http://www.sec.gov) and have utilized such access to my satisfaction.
5. I hereby represent that I am an “accredited investor” as that term is defined in Rule 501 under the Securities Act of 1933, as amended (the “1933 Act”) and am experienced and knowledgeable in financial and business matters, capable of evaluating the merits and risks of investing in the Company with respect to the Exercise, and do not need or desire the assistance of a knowledgeable representative to aid in the evaluation of such risks (or, in the alternative, I have used a knowledgeable representative in connection with the Exercise).
a. Accredited Investor — Individuals. I am an INDIVIDUAL and:
☐
i. I have a net worth, or a joint net worth together with my spouse, in excess of $1,000,000. [In calculating net worth, you may include equity in personal property and real estate, including your principal residence, cash, short-term investments, stock and securities. Equity in personal property and real estate should be based on the fair market value of such property minus debt secured by such property.]

☐	ii. I had an individual income in excess of $200,000 in each of the prior two years and reasonably expect an income in excess of $200,000 in the current year.

☐	iii. I had joint income with my spouse in excess of $300,000 in each of the prior two years and reasonably expect joint income in excess of $300,000 in the current year.

☐	iv. I am an executive officer of Digitiliti, Inc.
b. Accredited Investor — Entities. The undersigned is an ENTITY and:
☐
i. The undersigned is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 and one or more of the following is true (check one or more, as applicable):

☐ (1)the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser; or
☐ (2) the employee benefit plan has total assets in excess of $5,000,000; or
☐ (3) the plan is a self-directed plan with investment decisions made solely by persons who are “Accredited Investors” as defined under the 1933 Act.

☐
ii. The undersigned has total assets in excess of $5,000,000, was not formed for the specific purpose of acquiring securities of the Company and is one or more of the following (check one or more, as applicable):

☐ (1) an organization described in Section 501(c)(3) of the Internal Revenue Code; or
☐ (2) a corporation; or
☐ (3) a Massachusetts or similar business trust; or
☐ (4) a partnership.
☐
iii. The undersigned is a trust with total assets exceeding $5,000,000 which was not formed for the specific purpose of acquiring securities of the Company and whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the investment in the securities of the Company.

☐
iv. The undersigned (or, in the case of a trust, the undersigned trustee) is a bank or savings and loan association as defined in Sections 3(a)(2) and 3(a)(5)(A), respectively, of the 1933 Act acting either in its individual or fiduciary capacity.

☐	v. The undersigned is an insurance company as defined in Section 2(a)(13) of the 1933 Act.

☐	vi. The undersigned is an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of the 1933 Act.

☐	vii. The undersigned is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

☐	viii. The undersigned is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

☐	ix. The undersigned is a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

☐
x. All of the equity owners of the undersigned meet one of the tests set forth in Part a.i. through a.iv or b.i. through b.ii above. Please indicate the name of each equity owner and which test applies to each:

6. I understand that an investment in the securities of the Company is highly speculative and involves a high degree of risk including, but not limited to, the risk of economic losses from operations of the Company and the total loss of my investment.
7. I acknowledge that the shares issuable upon Exercise of the Warrant have not been registered under the 1933 Act or under applicable state securities laws (the “State Laws”), the shares are offered pursuant to exemptions from registration under the 1933 Act and the State Laws, the transferability of the shares are restricted and that the shares may be sold only pursuant to registration under the 1933 Act and State Laws, or an opinion of counsel that such registration is not required. I understand that the Company’s reliance on such exemptions is predicated in part on my representations to the Company contained herein.
8. I hereby represent and warrant that I am obtaining the shares pursuant to the Exercise for my own account, for long term investment and without the intention of reselling or redistributing the shares. The shares are being acquired by me in my name solely for my own beneficial interest and not as nominee for, on behalf of, for the beneficial interest of, or with the intention to transfer to, any other person, trust or organization, and I have made no agreement with others regarding any of the shares. My financial condition is such that it is not likely that it will be necessary for me to dispose of any of the shares in the foreseeable future.
9. Capitalized terms used herein shall have the meanings assigned to them in the Letter, as applicable, except as expressly defined differently herein.
10. Miscellaneous.
a. I agree to furnish any additional information that the Company or its counsel deem necessary in order to verify the responses set forth above.
b. I understand the meaning and legal consequences of the agreements, representations and warranties contained herein. I agree that such agreements, representations and warranties shall survive and remain in full force and effect after the execution hereof and payment for the shares. I further agree to indemnify and hold harmless the Company, and each current and future director, officer, employee, agent and shareholder of the Company from and against any and all loss, damage or liability due to, or arising out of, a breach of any of my agreements, representations or warranties contained herein.
c. This Subscription Agreement shall be construed and interpreted in accordance with Minnesota law.

SIGNATURES
Individual Subscriber(s):

Dated: , _____.	Dated: , _____.

X	X

Signature	Signature of Second Individual (if applicable)

Name (Typed or Printed)	Name (Typed or Printed)

Social Security Number	Social Security Number

(_____)	(_____)
Telephone Number	Telephone Number

Residence Street Address	Residence Street Address

City, State & Zip Code	City, State & Zip Code
(Must be same state as in item 1)	(Must be same state as in item 1)

Mailing Address	Mailing Address
(Only if different from residence address)	(Only if different from residence address)

City, State & Zip Code	City, State & Zip Code

State of Residence of Individual	State of Residence of Individual
*FOR RETIREMENT ACCOUNTS
(please initial in the blank space provided)
Purchasing in a Retirement Account. An investment in a private placement of securities is HIGHLY SPECULATIVE in nature. Accordingly, such an investment may not be appropriate for Individual Retirement Accounts or other retirement-type accounts that carry conservative investment objectives. If this investment is in fact purchased in a retirement-type account, the purchaser hereby represents and affirms that he/she understands the risks of the investment and has decided that such risks are consistent with purchaser’s investment objectives for this account.

Entity Subscriber:

Dated: , _____

(_____)
Name of Entity (Typed or Printed)	Telephone Number

X

Signature of Authorized Person	Entity’s Tax Identification Number

Name & Title (Typed or Printed) of Signatory	Contact Person (if different from Signatory)

Principal Executive Office Address	Mailing Address (Only if different from principal executive office)

City, State & Zip Code	City, State & Zip Code
(Must be same state as in item 1)
*CERTIFICATE OF SIGNATORY
(To be completed if Subscription is completed by an entity)
I,                                                         the                                                               of                                                              (the “Entity”), hereby certify that I am empowered and duly authorized by the Entity to execute and carry out the terms of the Subscription Agreement and to Convert the Note and Exercise the Warrant, and certify further that the Subscription Agreement has been duly and validly executed on behalf of the Entity and constitute legal and binding obligations of the Entity.
IN WITNESS WHEREOF, I have set my hand this  _____  day of                     .

(Signature)

ACCEPTANCE
This Subscription Agreement is accepted by Digitiliti, Inc.

DIGITILITI, INC.
Dated:	By:
Its